Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Vice President	Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

Renasant Announces 2014 Third Quarter Earnings

TUPELO, MISSISSIPPI (October 21, 2014) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced its financial results for the third quarter of 2014. Net income for the third quarter of 2014 increased to $15,535,000, or basic and diluted earnings per share (“EPS”) of $0.49, as compared to $6,637,000, or basic and diluted EPS of $0.24, for the third quarter of 2013. The Company’s balance sheet and results of operations as of and for the three months ending September 30, 2014, include the impact of the Company’s acquisition of First M&F Corporation (“First M&F”), which was completed on September 1, 2013. Periods presented prior to September 1, 2013, do not reflect any impact from the First M&F acquisition.

For the third quarter of 2014, the Company’s return on average assets and return on average equity were 1.07% and 8.84%, respectively, as compared to 0.56% and 4.75%, respectively, for the third quarter of 2013. The Company’s 2014 third quarter return on average tangible assets and return on average tangible equity were 1.20% and 16.50%, respectively, as compared to 0.63% and 8.74%, respectively, for the third quarter of 2013.

“Our financial results for the three and nine month-periods ending September 30, 2014, reflect the continued execution of our long-term strategies, specifically higher levels of earnings and improved profitability. Our earnings per share of 49 cents represent our highest quarterly earnings in the 110-year history of our company, excluding periods which included one-time gains associated with acquisitions. In addition, our return on average assets for the quarter was 1.07%, which marks the second consecutive quarter of exceeding the 1% threshold, while our year-to-date return on average assets was 1.01%,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “These accomplishments were driven by strong non-acquired loan growth and a continued focus on revenue growth while at the same time managing expenses.”

Total assets as of September 30, 2014, were approximately $5.75 billion, as compared to $5.75 billion from December 31, 2013, and $5.83 billion on a linked quarter basis. The decrease in assets on a linked quarter basis is due to the seasonal runoff of deposits, primarily in public fund deposits, and the related divestiture of the liquid assets (low-yielding interest bearing cash or short-term investments) in which these seasonal deposits were invested.

Total loans, including loans acquired in either the First M&F merger or in FDIC-assisted transactions (collectively referred to as “acquired loans”), were approximately $3.96 billion at September 30, 2014, as compared to $3.88 billion at December 31, 2013, and $3.96 billion on a linked quarter basis. Excluding acquired loans, loans grew $280 million, or 12.92% annualized, to $3.17 billion at September 30, 2014, as compared to $2.89 billion at December 31, 2013, and increased $69 million, or 8.87% annualized, from $3.09 billion on a linked quarter basis.

Total deposits were $4.76 billion at September 30, 2014, as compared to $4.84 billion at December 31, 2013, and $4.89 billion on a linked quarter basis, the decrease being due to the seasonal runoff of deposits noted above. Noninterest-bearing deposits averaged approximately $896.9 million, which represents 18.74% of the Company’s average deposits, for the third quarter of 2014, as compared to $660.4 million, or 16.79% of average deposits, for the third quarter of 2013. The Company’s cost of funds was 47 basis points for the third quarter of 2014, as compared to 57 basis points for the same quarter in 2013.

As of September 30, 2014, the Company's Tier 1 leverage capital ratio was 9.31%, its Tier 1 risk-based capital ratio was 12.28%, and its total risk-based capital ratio was 13.43%. The Company’s tangible common equity ratio was 7.37%. All of the Company’s regulatory capital ratios increased on a linked quarter basis and continue to be in excess of the regulatory minimums required to be classified as “well-capitalized.”

Net interest income was $50.5 million for the third quarter of 2014, as compared to $38.7 million for the third quarter of 2013, and $52.2 million on a linked quarter basis. Net interest margin was 4.12% for the third quarter of 2014, as compared to 3.86% for the third quarter of 2013, and 4.24% on a linked quarter basis. Additional interest income recognized in connection with the acceleration of pay downs and payoffs from acquired loans increased net interest margin 11 basis points in the third quarter of 2014, as compared to 28 basis points on a linked quarter basis. The Company did not record any additional interest income in connection with accelerated paydowns and paydowns from acquired loans in the third quarter of 2013.

Noninterest income was $22.6 million for the third quarter of 2014, as compared to $18.9 million for the third quarter of 2013, and $19.5 million on a linked quarter basis. The Company’s increase in noninterest income year-over-year is primarily attributable to the First M&F merger. On a linked quarter basis, the Company’s growth in noninterest income was driven by higher levels of deposit and loan fees, and increased revenues generated from the Company’s insurance, wealth management and mortgage banking divisions.

Noninterest expense was $48.2 million for the third quarter of 2014, as compared to $46.6 million for the third quarter of 2013. The increase in noninterest expense, as compared to the same period in 2013, was primarily due to the expenses of the acquired First M&F operations. On a linked quarter comparison, noninterest expense decreased by $1.2 million, or 2.47%, due primarily to a decrease in salaries and employee benefits and other noninterest expenses. The decrease in other noninterest expenses is due to a reduction in professional fees, communication and marketing expenses.

At September 30, 2014, total nonperforming loans (loans 90 days or more past due and nonaccrual loans) were $71.8 million and total OREO was $34.1 million. The Company’s nonperforming loans and OREO that were acquired either through the First M&F merger or in connection with FDIC-assisted transactions (collectively referred to as “acquired nonperforming assets”) were $45.6 million and $13.6 million, respectively, at September 30, 2014

Since the acquired nonperforming assets were recorded at fair value at the time of acquisition or subject to loss-share agreements with the FDIC, which significantly mitigates our actual loss, the remaining information in this release on nonperforming loans, OREO and the related asset quality ratios excludes these acquired nonperforming assets.

The Company’s nonperforming loans were $26.2 million as of September 30, 2014, as compared to $19.2 million as of December 31, 2013. Nonperforming loans as a percentage of total loans were 0.83% as of September 30, 2014, as compared to 0.66% as of December 31, 2013. The increase in nonperforming loans at September 30, 2014, was primarily due to a $4.7 million matured loan, which carried 90 days past due, that was brought current and renewed subsequent to quarter end.

Annualized net charge-offs as a percentage of average loans were 0.50% for the third quarter of 2014, as compared to 0.38% for the third quarter of 2013. The Company recorded a provision for loan losses of $2.2 million for the third quarter of 2014, as compared to $2.3 million for the third quarter of 2013.

The allowance for loan losses totaled $44.6 million at September 30, 2014, as compared to $47.7 million as of December 31, 2013. The allowance for loan losses as a percentage of loans was 1.41% as of September 30, 2014, as compared to 1.65% as of December 31, 2013.

The Company’s coverage ratio, or its allowance for loan losses as a percentage of nonperforming loans, was 169.81% as of September 30, 2014, as compared to 248.90% as of December 31, 2013. Loans 30-to-89 days past due as a percentage of total loans declined to 0.25% at September 30, 2014, as compared to 0.31% at December 31, 2013. OREO was $20.5 million as of September 30, 2014, as compared to $27.5 million as of December 31, 2013.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time on Wednesday, October 22, 2014.

The webcast and call can be accessed by pre-registering (preferred method) at http://dpregister.com/10054202 or http://services.choruscall.com/links/rnst141022.html. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant

Corporation Third Quarter 2014 Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10054202 or by dialing 1-412-317-0088 internationally and entering the conference number. Telephone replay access is available until November 6, 2014.

ABOUT RENASANT CORPORATION:

Renasant Corporation is the parent of Renasant Bank, a 110-year-old financial services institution, and Renasant Insurance. Renasant has assets of approximately $5.8 billion and operates more than 120 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama and Georgia.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

NON-GAAP FINANCIAL MEASURES:

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets, which the Company’s management uses when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indications of its operating performance particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible can vary extensively from company to company and are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies.

The specific non-GAAP financial measures used are return on average tangible shareholders’ equity, return on average tangible assets and the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”). The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to other similarly titled measures presented by other companies. Also there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”

###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
								Q3 2014 -	For The Nine Months Ending
	2014			2013				Q3 2013	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2014	2013	Variance
Statement of earnings
Interest income - taxable equivalent basis	$58,098	$60,002	$57,811	$58,644	$46,083	$41,331	$40,371	26.07	$175,911	$127,785	37.66
Interest income	$56,359	$58,277	$56,177	$57,076	$44,638	$39,945	$38,945	26.26	$170,813	$123,528	38.28
Interest expense	5,886	6,108	6,206	6,408	5,890	5,541	5,564	(0.07)	18,200	16,995	7.09
Net interest income	50,473	52,169	49,971	50,668	38,748	34,404	33,381	30.26	152,613	106,533	43.25
Provision for loan losses	2,217	1,450	1,450	2,000	2,300	3,000	3,050	(3.61)	5,117	8,350	(38.72)
Net interest income after provision	48,256	50,719	48,521	48,668	36,448	31,404	30,331	32.40	147,496	98,183	50.23
Service charges on deposit accounts	6,747	6,194	5,915	6,165	5,361	4,509	4,500	25.85	18,856	14,370	31.22
Fees and commissions on loans and deposits	6,236	5,515	4,972	5,300	4,982	4,848	4,831	25.17	16,723	14,661	14.06
Insurance commissions and fees	2,270	2,088	1,863	1,869	1,295	951	861	75.29	6,221	3,107	100.23
Wealth management revenue	2,197	2,170	2,144	2,124	2,091	1,715	1,724	5.07	6,511	5,530	17.74
Securities gains (losses)	375	—	—	—	—	—	54	—	375	54	594.44
Gain on sale of mortgage loans	2,635	2,005	1,586	1,350	2,788	3,870	3,565	(5.49)	6,226	10,223	(39.10)
Gain on acquisition	—	—	—	—	—	—	—	—	—	—	—
Other	2,102	1,499	2,136	1,533	2,418	1,424	1,843	(13.07)	5,737	5,685	0.91
Total noninterest income	22,562	19,471	18,616	18,341	18,935	17,317	17,378	19.16	60,649	53,630	13.09
Salaries and employee benefits	29,569	29,810	28,428	29,911	25,689	21,906	21,274	15.10	87,807	68,869	27.50
Data processing	2,906	2,850	2,695	2,546	2,236	2,045	2,043	29.96	8,451	6,324	33.63
Occupancy and equipment	5,353	4,906	4,847	5,105	4,576	3,668	3,608	16.98	15,106	11,852	27.46
Other real estate	1,101	1,068	1,701	1,607	1,537	1,773	2,049	(28.37)	3,870	5,359	(27.79)
Amortization of intangibles	1,381	1,427	1,471	1,508	724	314	323	90.75	4,279	1,361	214.40
Merger-related expenses	—	—	195	1,879	3,763	385	—	(100.00)	195	4,148	(95.30)
Debt extinguishment penalty	—	—	—	—	—	—	—	—	—	—	—
Other	7,865	9,335	8,308	8,573	8,088	7,643	8,303	(2.76)	25,508	24,034	6.13
Total noninterest expense	48,175	49,396	47,645	51,129	46,613	37,734	37,600	3.35	145,216	121,947	19.08
Income before income taxes	22,643	20,794	19,492	15,880	8,770	10,987	10,109	158.19	62,929	29,866	110.70
Income taxes	7,108	5,941	5,895	4,620	2,133	2,968	2,538	233.24	18,944	7,639	147.99
Net income	$15,535	$14,853	$13,597	$11,260	$6,637	$8,019	$7,571	134.08	$43,985	$22,227	97.89
Basic earnings per share	$0.49	$0.47	$0.43	$0.36	$0.24	$0.32	$0.30	104.17	$1.40	$0.86	62.79
Diluted earnings per share	0.49	0.47	0.43	0.36	0.24	0.32	0.30	104.17	1.39	0.85	63.53
Average basic shares outstanding	31,526,423	31,496,737	31,436,148	31,366,019	27,234,927	25,223,749	25,186,229	15.76	31,486,767	25,889,139	21.62
Average diluted shares outstanding	31,718,529	31,698,198	31,724,474	31,617,681	27,447,382	25,373,868	25,288,785	15.56	31,694,601	26,053,173	21.65
Common shares outstanding	31,533,703	31,519,541	31,480,395	31,387,668	31,358,583	25,231,074	25,208,733	0.56	31,533,703	31,358,583	0.56
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	—	$0.51	$0.51	—
Performance ratios
Return on average shareholders' equity	8.84%	8.67%	8.19%	6.71%	4.75%	6.35%	6.12%		8.58%	5.71%
Return on average tangible shareholders' equity (1)	16.50%	16.55%	16.05%	13.55%	8.74%	10.47%	10.19%		16.37%	9.78%
Return on average assets	1.07%	1.02%	0.93%	0.78%	0.56%	0.76%	0.73%		1.01%	0.68%
Return on average tangible assets (2)	1.20%	1.15%	1.05%	0.90%	0.63%	0.82%	0.79%		1.13%	0.74%
Net interest margin (FTE)	4.12%	4.24%	4.04%	4.16%	3.86%	3.88%	3.89%		4.13%	3.88%
Yield on earning assets (FTE)	4.58%	4.72%	4.53%	4.67%	4.42%	4.49%	4.51%		4.61%	4.47%
Cost of funding	0.47%	0.48%	0.48%	0.51%	0.57%	0.60%	0.62%		0.48%	0.59%
Average earning assets to average assets	87.32%	87.39%	87.35%	86.78%	87.43%	87.32%	86.31%		87.35%	87.04%
Average loans to average deposits	82.26%	79.11%	77.00%	79.89%	81.69%	80.93%	80.30%		79.44%	81.00%
Noninterest income (less securities gains/
losses) to average assets	1.53%	1.34%	1.27%	1.27%	1.59%	1.64%	1.67%		1.38%	1.63%
Noninterest expense (less debt prepayment penalties/
merger-related expenses) to average assets	3.32%	3.39%	3.25%	3.40%	3.59%	3.54%	3.63%		3.32%	3.59%
Net overhead ratio	1.79%	2.06%	1.97%	2.14%	2.01%	1.90%	1.95%		1.94%	1.96%
Efficiency ratio (FTE) (4)	62.90%	65.38%	65.48%	67.65%	71.25%	69.74%	71.51%		64.56%	70.84%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
								Q3 2014 -	For The Nine Months Ending
	2014			2013				Q3 2013	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2014	2013	Variance
Average Balances
Total assets	$5,758,081	$5,836,607	$5,927,884	$5,741,794	$4,729,079	$4,231,947	$4,206,411	21.76	$5,840,232	$4,391,370	32.99
Earning assets	5,027,805	5,100,834	5,178,069	4,982,614	4,134,730	3,695,409	3,630,759	21.60	5,101,686	3,822,145	33.48
Securities	1,001,547	1,026,948	1,002,519	924,179	819,351	754,515	698,863	22.24	1,010,335	758,018	33.29
Mortgage loans held for sale	31,832	26,004	19,925	25,248	37,056	32,318	22,347	(14.10)	25,964	30,627	(15.23)
Loans, net of unearned	3,937,142	3,897,028	3,868,747	3,865,615	3,213,853	2,845,260	2,804,618	22.51	3,901,223	2,956,076	31.97
Intangibles	300,725	302,181	303,599	304,388	227,606	190,362	190,787	32.13	302,158	203,053	48.81
Noninterest-bearing deposits	896,856	905,180	949,317	888,888	660,415	562,104	549,514	35.80	916,926	591,394	55.04
Interest-bearing deposits	3,889,132	4,020,754	4,074,746	3,949,909	3,273,658	2,953,435	2,943,247	18.80	3,994,197	3,057,991	30.62
Total deposits	4,785,988	4,925,934	5,024,063	4,838,797	3,934,073	3,515,539	3,492,761	21.65	4,911,123	3,649,385	34.57
Borrowed funds	214,017	169,373	170,091	173,583	189,909	164,894	163,981	12.69	184,655	173,023	6.72
Shareholders' equity	697,103	686,794	673,047	665,513	553,772	506,225	501,634	25.88	685,733	520,734	31.69

								Q3 2014 -	As of
	2014			2013				Q4 2013	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2014	2013	Variance
Balances at period end
Total assets	$5,751,711	$5,826,020	$5,902,831	$5,746,270	$5,735,865	$4,242,401	$4,267,658	0.09	$5,751,711	$5,735,865	0.28
Earning assets	5,058,094	5,069,743	5,168,996	4,999,434	4,972,051	3,715,321	3,706,707	1.17	5,058,094	4,972,051	1.73
Securities	985,170	1,013,200	1,054,511	925,670	915,869	746,530	740,613	6.43	985,170	915,869	7.57
Mortgage loans held for sale	30,451	28,116	28,433	33,440	28,466	50,268	26,286	(8.94)	30,451	28,466	6.97
Loans acquired from M&F	636,628	694,115	746,047	813,451	891,420	—	—	(21.74)	636,628	891,420	(28.58)
Loans not acquired	3,165,492	3,096,286	2,947,836	2,885,802	2,794,116	2,683,017	2,594,438	9.69	3,165,492	2,794,116	13.29
Loans acquired and subject to loss share	155,319	167,129	173,545	181,765	195,996	201,494	213,872	(14.55)	155,319	195,996	(20.75)
Total loans	3,957,439	3,957,530	3,867,428	3,881,018	3,881,532	2,884,511	2,808,310	1.97	3,957,439	3,881,532	1.96
Intangibles	298,609	301,478	302,903	304,330	305,065	190,208	190,522	(1.88)	298,609	305,065	(2.12)
Noninterest-bearing deposits	935,544	902,766	914,964	856,020	876,138	560,965	567,065	9.29	935,544	876,138	6.78
Interest-bearing deposits	3,828,126	3,983,965	4,089,820	3,985,892	3,958,618	2,944,193	2,988,110	(3.96)	3,828,126	3,958,618	(3.30)
Total deposits	4,763,670	4,886,731	5,004,784	4,841,912	4,834,756	3,505,158	3,555,175	(1.62)	4,763,670	4,834,756	(1.47)
Borrowed funds	227,664	189,831	168,700	171,875	177,168	195,789	164,063	32.46	227,664	177,168	28.50
Shareholders' equity	700,475	688,215	676,715	665,652	657,256	500,678	502,375	5.23	700,475	657,256	6.58
Market value per common share	$27.05	$29.07	$29.05	$31.46	$27.17	$24.34	$22.38	(14.02)	$27.05	$27.17	(0.44)
Book value per common share	22.21	21.83	21.50	21.21	20.96	19.84	19.93	4.71	22.21	20.96	5.96
Tangible book value per common share	12.74	12.27	11.87	11.51	11.23	12.31	12.37	10.69	12.74	11.23	13.45
Shareholders' equity to assets (actual)	12.18%	11.81%	11.46%	11.58%	11.46%	11.80%	11.77%	5.18	12.18%	11.46%	6.28
Tangible capital ratio (3)	7.37%	7.00%	6.68%	6.64%	6.49%	7.66%	7.65%	10.99	7.37%	6.49%	13.64
Leverage ratio	9.31%	8.91%	8.56%	8.68%	8.66%	9.83%	9.79%	7.26	9.31%	8.66%	7.51
Tier 1 risk-based capital ratio	12.28%	11.82%	11.55%	11.41%	11.40%	12.87%	12.86%	7.62	12.28%	11.40%	7.72
Total risk-based capital ratio	13.43%	12.96%	12.72%	12.58%	12.53%	14.14%	14.13%	6.76	13.43%	12.53%	7.18

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
								Q3 2014 -	As of
	2014			2013				Q4 2013	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2014	2013	Variance
Loans not acquired
Commercial, financial, agricultural	$378,802	$365,262	$347,828	$341,600	$331,142	$307,718	$298,013	10.89	$378,802	$331,142	14.39
Lease Financing	5,377	1,767	612	52	75	103	162	10,240.38	5,377	75	7,069.33
Real estate- construction	193,787	172,319	149,450	147,075	127,013	117,339	109,484	31.76	193,787	127,013	52.57
Real estate - 1-4 family mortgages	984,778	966,546	941,260	928,803	891,422	859,884	834,204	6.03	984,778	891,422	10.47
Real estate - commercial mortgages	1,527,680	1,516,372	1,441,403	1,404,617	1,383,680	1,335,402	1,295,213	8.76	1,527,680	1,383,680	10.41
Installment loans to individuals	75,068	74,020	67,283	63,655	60,784	62,571	57,362	17.93	75,068	60,784	23.50
Loans, net of unearned	$3,165,492	$3,096,286	$2,947,836	$2,885,802	$2,794,116	$2,683,017	$2,594,438	9.69	$3,165,492	$2,794,116	13.29
Loans acquired and subject to loss share
Commercial, financial, agricultural	$7,698	$7,677	$8,283	$9,546	$10,280	$10,283	$10,157	(19.36)	$7,698	$10,280	(25.12)
Lease Financing	—	—	—	—	—	—	—	—	—	—	—
Real estate- construction	1,648	1,648	1,648	1,648	1,648	1,648	1,648	—	1,648	1,648	—
Real estate - 1-4 family mortgages	46,354	49,616	52,252	54,466	56,722	60,409	65,489	(14.89)	46,354	56,722	(18.28)
Real estate - commercial mortgages	99,580	108,166	111,337	116,077	127,315	129,120	136,541	(14.21)	99,580	127,315	(21.78)
Installment loans to individuals	39	22	25	28	31	34	37	39.29	39	31	25.81
Loans, net of unearned	$155,319	$167,129	$173,545	$181,765	$195,996	$201,494	$213,872	(14.55)	$155,319	$195,996	(20.75)
Loans acquired from M&F
Commercial, financial, agricultural	$64,058	$74,887	$84,004	$117,817	$139,821	$—	$—	(45.63)	$64,058	$139,821	(54.19)
Lease Financing	—	—	—	—	—	—	—	—	—	—	—
Real estate- construction	1,631	2,610	4,803	12,713	23,556	—	—	(87.17)	1,631	23,556	(93.08)
Real estate - 1-4 family mortgages	190,447	205,126	217,748	224,965	244,079	—	—	(15.34)	190,447	244,079	(21.97)
Real estate - commercial mortgages	363,793	390,781	415,418	429,878	449,589	—	—	(15.37)	363,793	449,589	(19.08)
Installment loans to individuals	16,699	20,711	24,074	28,078	34,375	—	—	(40.53)	16,699	34,375	(51.42)
Loans, net of unearned	$636,628	$694,115	$746,047	$813,451	$891,420	$—	$—	(21.74)	$636,628	$891,420	(28.58)
Asset quality data
Assets not acquired:
Nonaccrual loans	$19,070	$17,175	$18,365	$16,863	$19,995	$20,554	$25,382	13.09	$19,070	$19,995	(4.63)
Loans 90 past due or more	7,177	3,615	1,322	2,287	2,078	1,983	2,601	213.82	7,177	2,078	245.38
Nonperforming loans	26,247	20,790	19,687	19,150	22,073	22,537	27,983	37.06	26,247	22,073	18.91
Other real estate owned	20,461	23,950	25,117	27,543	27,357	33,247	39,786	(25.71)	20,461	27,357	(25.21)
Nonperforming assets not acquired	$46,708	$44,740	$44,804	$46,693	$49,430	$55,784	$67,769	0.03	$46,708	$49,430	(5.51)
Assets acquired and subject to loss share:
Nonaccrual loans	$33,216	$41,425	$46,078	$49,194	$49,585	$47,281	$47,972	(32.48)	$33,216	$49,585	(33.01)
Loans 90 past due or more	1,979	—	32	—	505	126	—	—	1,979	505	291.88
Nonperforming loans	35,195	41,425	46,110	49,194	50,090	47,407	47,972	(28.46)	35,195	50,090	(29.74)
Other real estate owned	4,033	7,472	10,218	12,942	16,580	27,835	35,095	(68.84)	4,033	16,580	(75.68)
Nonperforming assets acquired and subject to loss share	$39,228	$48,897	$56,328	$62,136	$66,670	$75,242	$83,067	(36.87)	$39,228	$66,670	(41.16)
Assets acquired from M&F:
Nonaccrual loans	$1,991	$5,966	$6,393	$6,275	$224	$—	$—	(68.27)	$1,991	$224	788.84
Loans 90 past due or more	8,375	5,057	1,922	1,899	8,568	—	—	341.02	8,375	8,568	(2.25)
Nonperforming loans	10,366	11,023	8,315	8,174	8,792	—	—	26.82	10,366	8,792	17.90
Other real estate owned	9,565	10,381	12,406	12,402	13,223	—	—	(22.88)	9,565	13,223	(27.66)
Nonperforming assets acquired from M&F	$19,931	$21,404	$20,721	$20,576	$22,015	$—	$—	(3.13)	$19,931	$22,015	(9.47)
Net loan charge-offs (recoveries)	$4,952	$2,195	$1,067	$584	$3,084	$2,471	$893	747.95	$8,214	$6,448	27.39
Allowance for loan losses	44,569	47,304	48,048	47,665	46,250	47,034	46,505	(6.50)	44,569	46,250	(3.63)
Annualized net loan charge-offs / average loans	0.50%	0.23%	0.11%	0.06%	0.38%	0.35%	0.13%		0.28%	0.29%
Nonperforming loans / total loans*	1.81%	1.85%	1.92%	1.97%	2.09%	2.42%	2.70%		1.81%	2.09%
Nonperforming assets / total assets*	1.84%	1.97%	2.06%	2.25%	2.41%	3.09%	3.53%		1.84%	2.41%
Allowance for loan losses / total loans*	1.13%	1.20%	1.24%	1.23%	1.19%	1.63%	1.66%		1.13%	1.19%
Allowance for loan losses / nonperforming loans*	62.07%	64.59%	64.83%	62.29%	57.13%	67.25%	61.23%		62.07%	57.13%
Nonperforming loans / total loans**	0.83%	0.67%	0.67%	0.66%	0.79%	0.84%	1.08%		0.83%	0.79%
Nonperforming assets / total assets**	0.81%	0.77%	0.76%	0.81%	0.86%	1.31%	1.59%		0.81%	0.86%
Allowance for loan losses / total loans**	1.41%	1.53%	1.63%	1.65%	1.66%	1.75%	1.79%		1.41%	1.66%
Allowance for loan losses / nonperforming loans**	169.81%	227.53%	244.06%	248.90%	209.53%	208.70%	166.19%		169.81%	209.53%
*Based on all assets (includes acquired assets)
**Excludes assets acquired from M&F and assets covered under loss share

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				RECONCILIATION OF GAAP TO NON-GAAP

								For The Nine Months Ending
	2014			2013				September 30,
	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2014	2013
Net income (GAAP)	$15,535	$14,853	$13,597	$11,260	$6,637	$8,019	$7,571	$43,985	$22,227
Amortization of intangibles, net of tax	947	1,019	1,026	1,069	548	229	242	2,992	1,019
Tangible net income (non-GAAP)	$16,482	$15,872	$14,623	$12,329	$7,185	$8,248	$7,813	$46,977	$23,246

Average shareholders' equity (GAAP)	$697,103	$686,794	$673,047	$665,513	$553,772	$506,225	$501,634	$685,733	$520,734
Intangibles	300,725	302,181	303,599	304,388	227,606	190,362	190,787	302,158	203,053
Average tangible s/h's equity (non-GAAP)	$396,378	$384,613	$369,448	$361,125	$326,166	$315,863	$310,847	$383,575	$317,681

Average total assets (GAAP)	$5,758,081	$5,836,607	$5,927,920	$5,741,794	$4,729,079	$4,231,947	$4,206,411	$5,840,232	$4,391,370
Intangibles	300,725	302,181	303,599	304,388	227,606	190,362	190,787	302,158	203,053
Average tangible assets (non-GAAP)	$5,457,356	$5,534,426	$5,624,321	$5,437,406	$4,501,473	$4,041,585	$4,015,624	$5,538,074	$4,188,317

Actual total assets (GAAP)	$5,751,711	$5,826,020	$5,906,071	$5,746,270	$5,735,865	$4,242,401	$4,267,658	$5,751,711	$5,735,865
Intangibles	298,609	301,478	302,903	304,330	305,065	190,208	190,522	298,609	305,065
Actual tangible assets (non-GAAP)	$5,453,102	$5,524,542	$5,603,168	$5,441,940	$5,430,800	$4,052,193	$4,077,136	$5,453,102	$5,430,800

(1) Return on Average Equity
Return on avg s/h's equity (GAAP)	8.84%	8.67%	8.19%	6.71%	4.75%	6.35%	6.12%	8.58%	5.71%
Effect of adjustment for intangible assets	7.66%	7.88%	7.86%	6.83%	3.98%	4.12%	4.07%	7.80%	4.07%
Return on avg tangible s/h's equity (non-GAAP)	16.50%	16.55%	16.05%	13.55%	8.74%	10.47%	10.19%	16.37%	9.78%

(2) Return on Average Assets
Return on (average) assets (GAAP)	1.07%	1.02%	0.93%	0.78%	0.56%	0.76%	0.73%	1.01%	0.68%
Effect of adjustment for intangible assets	0.13%	0.13%	0.12%	0.12%	0.08%	0.06%	0.06%	0.13%	0.07%
Return on average tangible assets (non-GAAP)	1.20%	1.15%	1.05%	0.90%	0.63%	0.82%	0.79%	1.13%	0.74%

(3) Shareholder Equity Ratio
Shareholders' equity to (actual) assets (GAAP)	12.18%	11.81%	11.46%	11.58%	11.46%	11.80%	11.77%	12.18%	11.46%
Effect of adjustment for intangible assets	4.81%	4.81%	4.79%	4.94%	4.97%	4.14%	4.12%	4.81%	4.97%
Tangible capital ratio (non-GAAP)	7.37%	7.00%	6.68%	6.64%	6.49%	7.66%	7.65%	7.37%	6.49%

				CALCULATION OF EFFICIENCY RATIO

Interest income (FTE)	$58,098	$60,002	$57,811	$58,644	$46,083	$41,331	$40,371	$175,911	$127,785
Interest expense	5,886	6,108	6,206	6,408	5,890	5,541	5,564	18,200	16,995
Net Interest income (FTE)	$52,212	$53,894	$51,605	$52,236	$40,193	$35,790	$34,807	$157,711	$110,790

Total noninterest income	$22,562	$19,471	$18,616	$18,341	$18,935	$17,317	$17,378	$60,649	$53,630
Securities gains (losses)	375	—	—	—	—	—	54	375	54
Gain on acquisition	—	—	—	—	—	—	—	—	—
Total noninterest income	$22,187	$19,471	$18,616	$18,341	$18,935	$17,317	$17,324	$60,274	$53,576
Total Income (FTE)	$74,399	$73,365	$70,221	$70,577	$59,128	$53,107	$52,131	$217,985	$164,366

Total noninterest expense	$48,175	$49,396	$47,645	$51,129	$46,613	$37,734	$37,600	$145,216	$121,947
Amortization of intangibles	1,381	1,427	1,471	1,508	724	314	323	4,279	1,361
Merger-related expenses	—	—	195	1,879	3,763	385	—	195	4,148
Debt extinguishment penalty	—	—	—	—	—	—	—	—	—
Total noninterest expense	$46,794	$47,969	$45,979	$47,742	$42,126	$37,035	$37,277	$140,742	$116,438

(4) Efficiency Ratio	62.90%	65.38%	65.48%	67.65%	71.25%	69.74%	71.51%	64.56%	70.84%